SCHEDULE TO MONTHLY SERVICER'S CERTIFICATE
                      MONTHLY PERIOD ENDING DECEMBER 31, 2000
                                            ----------------
                      BANK OF AMERICA NATIONAL ASSOCIATION
                    BA MASTER CREDIT CARD TRUST SERIES 1999-C


      1.  The aggregate amount of the Investor Percentage
          of Collections of Principal Receivables..............  $ 62,418,029.47
                                                                 ---------------

      2.  The aggregate amount of the Investor Percentage
          of Collections of Finance Charge Receivables
          (excluding Interchange)................................$  7,498,566.50
                                                                  --------------

      3.  The aggregate amount of the Investor Percentage
          of Interchange.........................................$    561,564.05
                                                                  --------------

      4.  The aggregate amount of Servicer Interchange...........$    520,833.33
                                                                  --------------

      5.  The aggregate amount of funds on deposit in
          Finance Charge Account allocable to the Series
          1999-A Certificates................................... $  7,539,297.22
                                                                  --------------

      6.  The aggregate amount of funds on deposit in
          the Principal Account allocable to the Series
          1999-A  Certificates...................................$ 62,418,029.47
                                                                  --------------

      7.  The aggregate amount of funds on deposit in
          the Principal Funding Account allocable to
          the Series 1999-A Certificates.........................$          0.00
                                                                  --------------

      8.  The aggregate amount to be withdrawn from the
          Finance Charge Account and paid in accordance
          with the Loan Agreement pursuant to Section 4.11.......$  1,595,792.63
                                                                  --------------

      9.  The Collateral Interest on the Transfer Date
          of the current calendar month, after giving
          effect to the deposits and withdrawals specified
          above, is equal to.....................................$ 40,000,000.00
                                                                  --------------

     10. The amount of Monthly Interest, Deficiency
         Amounts and Additional Interest payable to the
         (i)  Class A Certificateholders.........................$  2,675,733.33
                                                                  --------------

         (ii) Class B Certificateholders.........................$    176,244.44
                                                                  --------------

         (iii)Collateral Interest Holder.........................$    275,200.00
                                                                  --------------

     11. The amount of principal payable to the
         (i)  Class A Certificateholders.........................$          0.00
                                                                  --------------

         (ii) Class B Certificateholders.........................$          0.00
                                                                  --------------

         (iii)Collateral Interest Holder.........................$          0.00
                                                                  --------------

     12. The sum of all amounts payable to the
         (i)  Class A Certificateholders.........................$  2,675,733.33
                                                                  --------------

         (ii) Class B Certificateholders ........................$    176,244.44
                                                                  --------------

         (iii)Collateral Interest Holder.........................$    275,200.00
                                                                  --------------

     13. To the knowledge of the undersigned, no Series
         1999-C Pay Out Event or Trust Pay Out Event has occurred except as described below:

                                    None



                   IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate this 10th day of January, 2001.
                                              --------------------------

                                 BANK OF AMERICA NATIONAL ASSOCIATION

                                 Transferor and Servicer


                                 By:  /s/ VICTORIA J. JAHANABANI
                                      --------------------------------------
                                      Name:  Victoria J. Jahanabani
                                      Title: Vice President